Exhibit 10.18

Shapeways Holdings, Inc.

2021 Equity Incentive Plan

As Adopted by Approval of the Board on September 29, 2021

Approved by the Shareholders on September 28, 2021

Shapeways Holdings, Inc.
2021 Equity Incentive Plan

ARTICLE 1.          INTRODUCTION.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares, Restricted Stock Units, and other cash-based, equity-based or equity-related Awards that the Administrator determines are consistent with the purpose of the Plan and the interests of the Company. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2.         ADMINISTRATION.

2.1       General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2       Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3       Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features, terms and conditions of such Awards (including the form of settlement in cash, Common Shares or other securities, Awards or property), (c) determine performance criteria for the Awards and whether such performance criteria has been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (g) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (h) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States or not subject to taxation under the laws of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so, including, where applicable, varying from the requirements set forth in Articles 5.3 and 6.3.

2.4       Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all interested parties.

2.5       Delegation of Authority to Senior Officers. The Administrator may delegate, on such terms and conditions as it determines in its discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), Employees and Consultants of the Company, its Subsidiaries and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), Employee or Consultant) and all necessary and appropriate decisions and determinations with respect thereto.

2.6       Awards to Outside Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its discretion, at any time and from time to time, grant Awards to Outside Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Administrator herein.

2.7       No Rights to Awards or Uniformity of Treatment. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

2.8       Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.          SHARES AVAILABLE FOR GRANTS.

3.1       Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 7,621,401 Common Shares (the “Plan Share Limit”), which amount is subject to increase as described in Article 3.2. The Plan Share Limit shall be subject to adjustment pursuant to Article 9.

3.2       Annual Increase in Available Shares. On the first day of each calendar year during the term of the Plan, commencing on January 1, 2022 and continuing until (and including) January 1, 2031, the number of Common Shares available under the Plan Share Limit shall automatically increase by a number equal to the lesser of (a) five percent (5%) of the total number of Common Shares issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of Common Shares determined by the Board.

3.3       Shares Returned to Reserve. To the extent that an Option, SAR, Restricted Stock Unit or other Award granted under the Plan is forfeited, cancelled, terminated or expires for any reason without the delivery of all Common Shares subject thereto, or is settled other than wholly by delivery of Common Shares (including cash settlement), then the number of Common Shares subject to such Award that were not issued with respect to such Award will not be treated as issued and will not count against the Plan Share Limit. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under the Plan Share Limit and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited or reacquired by the Company pursuant to a repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan (but such Common Shares shall not again become available for issuance as ISOs).

3.4       Awards Not Reducing Share Reserve. To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall Common Shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5       Director Limit and ISO Limit.

(a)           The grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company may not exceed $500,000 (on a per-Director basis); provided, however, that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $750,000; provided, further, that the Board may make exceptions to such limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Outside Directors, as the Board may determine in its discretion, so long as the Outside Director receiving such additional compensation does not participate in the decision to award such compensation. For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither (i) Awards granted to an individual while they were an Employee or Consultant, but not an Outside Director, nor (ii) Awards granted pursuant to an Outside Director’s election to receive Awards in lieu of cash retainers or other fees shall count towards this limitation.

(b)           No more than 7,621,401 Common Shares (subject to adjustment pursuant to Article 9 and taking into account Article 3.3) may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4.          ELIGIBILITY.

4.1       Incentive Stock Options. Only Employees who are employees of the Company (or of a Parent or a Subsidiary that qualifies as a “parent corporation” or “subsidiary corporation” under Code Section 424) and who are eligible to receive an Incentive Stock Option under the Code shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (or of a Parent or a Subsidiary that qualifies as a “parent corporation” or “subsidiary corporation” under Code Section 424, as applicable) shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2       Other Awards. Awards other than ISOs may be granted to any Service Provider.

ARTICLE 5.          OPTIONS.

5.1       Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2       Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3       Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The last clause of the preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4       Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any portion of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5       Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by such Optionee’s beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Optionee’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by such Optionee’s estate.

5.6       Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such Option.

5.7       Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8       Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)           Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate Exercise Price for the Common Shares as to which such Option will be exercised;

(b)           By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)           Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)          Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.          STOCK APPRECIATION RIGHTS.

6.1       SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2       Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3       Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The last clause of the preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4       Exercisability and Term. Each SAR Agreement shall specify the date when all or any portion of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that, except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5       Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after such Optionee’s death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine in its sole discretion. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value of a Common Share on such date, and any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6       Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by such Optionee’s beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Optionee’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of such Optionee’s death may be exercised by such Optionee’s estate.

6.7       Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such SAR.

ARTICLE 7.          RESTRICTED SHARES.

7.1       Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the Service Provider and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2       Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3       Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4       Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Any such additional Restricted Shares shall be subject to the same restrictions on transfer and forfeiture as the Restricted Shares with respect to which they were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transfer and forfeiture as the Restricted Shares with respect to which they were paid.

7.5       Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair such Participant’s rights or obligations under such Restricted Shares.

ARTICLE 8.          RESTRICTED STOCK UNITS.

8.1       Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Service Provider and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2       Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Service Provider.

8.3       Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4       Voting and Dividend Equivalent Rights. The holders of Restricted Stock Units shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5       Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6       Death of Service Provider. Any Restricted Stock Units that become payable after the Service Provider’s death shall be distributed to the Service Provider’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Service Provider’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Service Provider’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Service Provider, then any Restricted Stock Units that become payable after the Service Provider’s death shall be distributed to the Service Provider’s estate.

8.7       Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair such Participant’s rights or obligations under such Restricted Stock Unit.

8.8       Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9.         ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1       Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following (provided, that the Administrator shall determine the method and manner in which to effect such equitable adjustment):

(a)           The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1, 3.2 and 3.5;

(b)           The number and kind of shares covered by each outstanding Option, SAR, Restricted Stock Unit or other Award; and/or

(c)           The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9.1, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2       Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3       Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the definitive transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)           The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)           The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)           The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)           In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise such Optionee’s outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e)           The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment may be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the definitive transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)            The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a Change in Control (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the Change in Control, unless such Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. The prior sentence shall not apply to an Award held by a Participant who is not a Current Participant, unless the applicable Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

In addition, in the case of an outstanding Award as of the effective time of a Change in Control that is subject to one or more performance-based vesting conditions that have not yet been satisfied, such performance-based vesting conditions shall be deemed achieved at 100% of target levels upon the Change in Control, unless such Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above and such performance-based vesting condition remains measurable and applicable, or unless the applicable Award Agreement provides for different treatment.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.       OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of cash-based, equity-based or equity-related Awards not specifically described herein that the Administrator determines are consistent with the purpose of the Plan and the interests of the Company. In addition, the Company may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.       LIMITATION ON RIGHTS.

11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2    Shareholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by such Participant’s Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when they become entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority has not been obtained.

11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law (including, other than an ISO, to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order)). Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. Any transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations.

11.5     Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards.

11.6    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.       TAXES.

12.1     General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2     Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to such Participant or by surrendering all or a portion of any Common Shares that they previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting or other rules.

12.3     Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any Award Agreement shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (a) six months and one day after the Participant’s separation from service or (b) the Participant’s death, but only to the extent such delay is necessary for such payment to comply with the requirements of Code Section 409A(a)(2)(B)(i). Further, no Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company, any Subsidiary, or any Affiliate. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan, including any taxes and penalties under Code Section 409A, and neither the Company, nor any Subsidiary or any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from such taxes or penalties. With respect to any 409A Award, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Code Section 409A. For purposes of Code Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

12.4     Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.       FUTURE OF THE PLAN.

13.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the date the Board approved the adoption of the Plan, subject to approval by the Company’s shareholders. The Plan shall terminate automatically 10 years after the date when the Board approved the adoption of the Plan, and no Award shall be granted under the Plan thereafter. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted under the Plan on or prior to such tenth anniversary, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

13.2    Amendment or Termination. Subject to Section 13.3, the Board may, at any time and for any reason, amend or terminate the Plan without shareholder approval; provided, that any amendment of the Plan shall not materially and adversely affect any of the rights or obligations of any Participant under an Award previously granted to such Participant under the Plan, without such affected Participant’s consent (except to the extent deemed necessary to comply with any applicable law, government regulation, the rules of any principal securities exchange or market on which the Common Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company). No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3     Shareholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by any applicable law, government regulation, or the rules of any principal securities exchange or market on which the Common Shares are then traded.

ARTICLE 14.       DEFINITIONS.

14.1    “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2    “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.

14.3    “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of cash-based, equity-based or equity-related award that the Administrator determines is consistent with the purpose of the Plan and the interests of the Company.

14.4    “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5    “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6    “Change in Control” means:

(a)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)           The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)           The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)           A transaction in which individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by at least a majority of the members of the Incumbent Board then still in office (either by a specific vote or by approval of the proxy statement of the Company in which the individual is named as a nominee for director, without written objection to such nomination), such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, that no individual initially elected or nominated as a Board member as a result of an actual or threatened election contest with respect to Board members or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment or settlement event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then, notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Code Section 409A (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).

14.7        “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and the regulations promulgated thereunder.

14.8        “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9        “Common Share” means one share of the Company’s common stock (and any stock or other securities into which such share may be converted or into which it may be exchanged).

14.10      “Company” means Shapeways Holdings, Inc., a Delaware corporation.

14.11      “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12      “Employee” means an employee of the Company, a Parent, a Subsidiary or an Affiliate (whether as a common law employee, statutory employee, or otherwise).

14.13      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the regulations promulgated thereunder.

14.14      “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15      “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be final, conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A.

14.16      “ISO” means an incentive stock option described in Code Section 422(b).

14.17      “NSO” means a stock option not described in Code Sections 422 or 423.

14.18      “Option” means an ISO or NSO granted under the Plan and entitling the Optionee to purchase Common Shares.

14.19      “Optionee” means a Service Provider holding an Option or SAR.

14.20      “Outside Director” means a member of the Board who is not an Employee.

14.21      “Parent” means any corporation or entity (other than the Company) in an unbroken chain of corporations or entities ending with the Company, if each of the corporations or entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.22      “Participant” means a Service Provider holding an Award.

14.23      “Plan” means this Shapeways Holdings, Inc. 2021 Equity Incentive Plan, as amended from time to time.

14.24      “Restricted Share” means a Common Share awarded under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Restricted Stock Agreement.

14.25      “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the Service Provider that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.26      “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.27      “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the Service Provider that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.28      “SAR” means a stock appreciation right granted under the Plan.

14.29      “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Optionee’s SAR.

14.30      “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the regulations promulgated thereunder.

14.31      “Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

14.32      “Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Outside Director or Consultant after the commencement of their service.

14.33      “Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Optionee’s Option.

14.34      “Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, if each of the corporations or entities other than the last corporation or entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.35      “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation or other entity acquired by the Company, any Subsidiary or any Affiliate or with which the Company, any Subsidiary or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.